Exhibit 10.8

Management Bonus Plan

RESTRICTED STOCK AWARD GRANT NOTICE

Pursuant to the Allergan, Inc. 2011 Incentive Award Plan (the “Plan”), Allergan, Inc. (the “Company”) hereby grants to the employee listed below (“Participant”) the number of shares of the Company’s common stock, par value US$0.01 per share (“Stock”), set forth below (the “Shares”). This Restricted Stock award is subject to all of the terms and conditions set forth in this Restricted Stock Award Grant Notice (this “Grant Notice”), in the Terms and Conditions attached hereto as Exhibit A (the “Restricted Stock Terms”) and in the Plan attached hereto as Exhibit B, each of which is incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Grant Notice.

Participant:	________________________________

Grant Date:	________________________________

Total Number of Shares of Restricted Stock:	________________________________

Vesting Schedule:

Subject to the terms and conditions of the Plan, this Grant Notice and the Restricted Stock Terms, the Shares shall vest, and the Forfeiture Restriction (as defined in Section 3.1 of the Restricted Stock Terms) shall lapse, as follows:

[To be specified in individual award agreements]

Except as provided in Sections 3.3 or 3.4 of the Restricted Stock Terms, in no event shall the Forfeiture Restriction lapse as to any additional Shares following Participant’s Termination of Employment (as defined in the Restricted Stock Terms).

All decisions and interpretations of the Administrator arising under the Plan, this Grant Notice or the Restricted Stock Terms or relating to the Shares shall be binding, conclusive and final.

ALLERGAN, INC.

By:
Print Name:
Title:
Address:	2525 Dupont Drive Irvine, California 92612

Attachments:	Terms and Conditions (Exhibit A) Allergan, Inc. 2011 Incentive Award Plan (Exhibit B) Allergan, Inc. 2011 Incentive Award Plan Prospectus (Exhibit C)

EXHIBIT A TO THE RESTRICTED STOCK AWARD GRANT NOTICE

TERMS AND CONDITIONS

May 2011

Management Bonus Plan

Pursuant to the Restricted Stock Award Grant Notice (the “Grant Notice”) to which these Terms and Conditions (the “Terms”) are attached, Allergan, Inc. (the “Company”) granted to the participant (“Participant”) specified on the Grant Notice a restricted stock award under the Allergan, Inc. 2011 Incentive Award Plan (the “Plan”) for the number of shares of the Company’s common stock, par value US$0.01 per share (“Stock”), indicated in the Grant Notice (the “Shares”), subject to the terms and conditions of the Grant Notice, the Terms and the Plan.

I.	GENERAL

1.1 Defined Terms. Wherever the following terms are used herein, they shall have the meanings specified below, unless the context clearly indicates otherwise. Capitalized terms not specifically defined herein shall have the meanings specified in the Grant Notice or, if not defined therein, the Plan.

(a) “Cause” means, (i) with respect to any Participant who is a party to a change-in-control agreement with the Company or who participates in a Company-sponsored change-in-control policy, plan or program, the definition given to such term in the applicable agreement, policy, plan or program and (ii) with respect to all other Participants, any conduct set forth on the Grant Date (as defined in Section 2.1) in the Company’s employee handbook or Management Practices and Guidelines (or any successor thereto) justifying immediate termination without the benefit of a counseling review or severance pay.

(b) “Job Elimination” means Participant’s Termination of Employment by the Company or any Subsidiary, other than a Qualifying Termination, under circumstances satisfying each of the following conditions, as determined in the sole and absolute discretion of the Company: (i) Participant’s Termination of Employment results in or is part of a net headcount reduction of one or more employees, (ii) Participant is not offered a comparable position with the Company, a Subsidiary or a successor entity of the Company or a Subsidiary and (iii) the Company provides written notice to Participant prior to his or her Termination of Employment that it has determined Participant’s Termination of Employment is a “job elimination.”

(c) “Qualifying Termination” means Participant’s Termination of Employment with the Company or any Subsidiary during the 24-month period commencing on the date of a Change in Control, unless:

(i) Participant voluntarily terminates his or her employment with the Company or any Subsidiary during such period. Participant, however, shall not be considered to have voluntarily terminated his or her employment with the Company or any Subsidiary if one or more of the following occurs following the Change in Control, and subsequent to such event Participant elects to terminate his or her employment with the Company or any Subsidiary: (A) a material diminution in Participant’s base compensation; (B) a material diminution in Participant’s position with the Company or any Subsidiary without Participant’s consent such that there is a material diminution in Participant’s authority, duties or responsibilities; (C) a change in Participant’s principal location of employment that is both material and greater than fifty (50)

miles from its location prior to the Change in Control without Participant’s express written consent; provided, however, that Participant hereby acknowledges that Participant may be required to engage in travel in connection with the performance of Participant’s duties and that such travel shall not constitute a change in Participant’s principal location of employment for purposes hereof; or (D) any other action or inaction that constitutes a material breach by the Company or any Subsidiary of any agreement under which Participant provides services. Notwithstanding the foregoing, Participant’s termination of his or her employment with the Company or any Subsidiary as a result of the occurrence of any of the foregoing shall not constitute a “Qualifying Termination” unless Participant gives the Company written notice of such occurrence within ninety (90) days of such occurrence and such occurrence is not cured by the Company within thirty (30) days of the date on which such written notice is received by the Company.

(ii) The termination is on account of Participant’s death or permanent and total disability (within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended (the “Code”)).

(iii) Participant is involuntarily terminated for Cause during such period.

In addition, notwithstanding anything contained in the Terms to the contrary, if Participant’s Termination of Employment occurs prior to a Change in Control and it is determined that such termination (x) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control and who subsequently effectuates a Change in Control or (y) otherwise occurred in connection with, or in anticipation of, a Change in Control which actually occurs, then, for all purposes of the Terms, the date of a Change in Control with respect to Participant shall mean the date immediately prior to the date of Participant’s Termination of Employment.

“Termination of Employment” shall mean the time when the employee-employer relationship between Participant and the Company or any Subsidiary is terminated for any reason, with or without Cause, including, without limitation, a termination by resignation, discharge, death, disability or retirement, but excluding terminations where there is a simultaneous reemployment or continuing employment of Participant by the Company or any Subsidiary. The Administrator, in its discretion, shall determine the effect of all matters and questions relating to Participant’s Termination of Employment, including, without limitation, when Participant is no longer actively employed for purposes of Section 4.4(i), and the question of whether such Termination of Employment resulted from a discharge for Cause, a Qualifying Termination or a Job Elimination. For purposes of the Terms, Participant’s employee-employer relationship shall be deemed to be terminated in the event that the Subsidiary employing Participant ceases to remain a Subsidiary following any merger, sale of stock or other corporate transaction or event (including, without limitation, a spin-off).

“written agreement” shall mean any written agreement between the Company and Participant or any written policy approved by the Administrator that applies to Participant.

1.2 Incorporation of Terms of Plan. The Shares are subject to the terms and conditions of the Plan, which are incorporated herein by reference.

II.	GRANT OF RESTRICTED STOCK

2.1 Grant of Restricted Stock. Effective as of the grant date specified on the Grant Notice (the “Grant Date”), the Company hereby agrees to issue the Shares to Participant, upon the terms and conditions set forth in the Plan, the Grant Notice and the Terms.

2.2 Issuance of Shares. The issuance of the Shares under the Terms shall occur at the principal office of the Company simultaneously with the execution of the Grant Notice by the Company or on such other date as the Company and Participant shall agree (the “Issuance Date”). Subject to Section 2.3, the Company shall issue the Shares (which shall be issued in Participant’s name) on the Issuance Date.

2.3 Conditions to Issuance of Stock Certificates. The Shares, or any portion thereof, may be either previously authorized but unissued shares or issued shares which have then been reacquired by the Company. Such Shares shall be fully paid and nonassessable. The Company shall not be required to issue or deliver any Shares prior to fulfillment of all of the following conditions:

(a) The admission of such Shares to listing on all stock exchanges on which such Stock is then listed;

(b) The completion of any registration or other qualification of such shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, which the Administrator shall, in its sole and absolute discretion, deem necessary or advisable;

(c) The obtaining of any approval or other clearance from any state or federal governmental agency which the Administrator shall, in its sole and absolute discretion, determine to be necessary or advisable;

(d) The lapse of such reasonable period of time following the Issuance Date as the Administrator may from time to time establish for reasons of administrative convenience; and

(e) The receipt by the Company of full payment for such Shares, including with respect to any Tax-Related Items (as defined in Section 3.14(a)).

2.4 Rights as Stockholder. Except as otherwise provided in Section 3.7 or elsewhere in the Terms, upon issuance of the Shares, Participant shall have all the rights of a stockholder with respect to the Shares, including the right to vote the Shares and to receive all dividends or other distributions paid or made with respect to the Shares.

2.5 Escrow. Until the Forfeiture Restriction (as defined in Section 3.1) and all of the restrictions on transfer imposed pursuant to the Terms lapse or are removed, the Administrator may require the certificate(s) representing the Unreleased Shares (as defined in Section 3.5) to be deposited with the Secretary of the Company, or such other escrow holder as the Administrator may appoint, as Participant’s attorney-in-fact to sell, assign and transfer unto the Company, such Unreleased Shares, if any, forfeited pursuant to Section 3.1.

III.	RESTRICTIONS ON SHARES

3.1 Forfeiture Restriction. Subject to the provisions of Sections 3.2 through 3.4, upon Participant’s Termination of Employment for any or no reason, all of the Unreleased Shares shall thereupon be forfeited immediately and without any further action by the Company; provided, however, that if Participant’s Termination of Employment occurs by reason of Participant’s Job Elimination, all of the Unreleased Shares (after giving effect to any accelerated vesting that may occur pursuant to Section 3.3(a) following Participant’s Termination of Employment) shall be forfeited at such time as Participant may no longer become entitled to receive any accelerated vesting under Section 3.3(a) (the “Forfeiture Restriction”). Upon the occurrence of such a forfeiture, the Company shall become the legal and beneficial owner of the Shares being forfeited and all rights and interests therein or relating thereto, and the Company shall have the right to retain and transfer to its own name the number of Shares being forfeited by Participant. In the event any of the Unreleased Shares are forfeited under this Section 3.1, any cash, cash equivalents, assets or securities received by or distributed to Participant with respect to, in exchange for or in substitution of such Shares and held by the escrow agent pursuant to Section 2.5 and Section 3.7 shall be promptly transferred by the escrow agent to the Company.

3.2 Release of Shares from Forfeiture Restriction. The Shares shall be released from the Forfeiture Restriction as indicated in the Grant Notice and Sections 3.3 and 3.4 below, as applicable. Any of the Shares released from the Forfeiture Restriction shall thereupon be released from the restrictions on transfer under Section 3.6. In the event any of the Shares are released from the Forfeiture Restriction, any dividends or other distributions paid on such Shares and held by the escrow agent pursuant to Section 2.5 and Section 3.7 shall be promptly paid by the escrow agent to Participant.

3.3 Accelerated Vesting. Notwithstanding anything to the contrary in Section 3.2 or the Grant Notice, the Shares shall be released from the Forfeiture Restriction on an accelerated basis under the following circumstances:

(a) if Participant’s Termination of Employment occurs by reason of Participant’s Job Elimination and, prior to the expiration of 55 days following the date of Participant’s Termination of Employment or such earlier date as may be specified by the Company, Participant executes and delivers, and does not revoke, a general waiver and release of all claims against the Company and its Subsidiaries and the employees, directors, agents and affiliates of the Company and its Subsidiaries, in a form acceptable to the Company in its sole and absolute discretion, then the Shares shall be released from the Forfeiture Restriction upon the date such general waiver and release of all claims becomes effective and irrevocable, equal to the total number of Shares specified in the Grant Notice, as adjusted pursuant to Section 14.2 of the Plan, multiplied by a fraction, the numerator of which is the number of months from the Grant Date until the date of Participant’s Termination of Employment, and the denominator of which is the number of months during the vesting schedule set forth in the Grant Notice (i.e., the number of months from the Grant Date until the date the Shares otherwise would be released from the Forfeiture Restriction pursuant to the vesting schedule set forth in the Grant Notice based solely on continued employment);

(b) if Participant’s Termination of Employment occurs by reason of Participant’s death or permanent and total disability (within the meaning of Section 22(e)(3) of the Code), then the Shares shall be released from the Forfeiture Restriction immediately prior to Participant’s Termination of Employment; and

(c) if Participant’s Normal Retirement Eligibility Date occurs prior to Participant’s Termination of Employment, then the Shares shall be Released from the Forfeiture Restriction upon Participant’s Normal Retirement Eligibility Date.

3.4 Effect of Change in Control. Notwithstanding anything to the contrary in Sections 3.1 through 3.3 or the Grant Notice, in the event of a Change in Control, the following provisions shall apply:

(a) If the successor or surviving entity (or any affiliate thereto) (i) allows the Shares to remain outstanding or (ii) replaces the Shares with shares of restricted stock of such successor or surviving entity (or any affiliate thereto) that preserve the existing value of the Shares at the time of the Change in Control and that provide for a lapse of forfeiture in accordance with a vesting schedule that is the same or more favorable to Participant than the Share vesting schedule set forth herein (any such award, a “Substitute Award”), the Shares or such Substitute Award shall remain outstanding and be governed by their respective terms and the provisions set forth in the Plan, subject to Section 3.4(c).

(b) If the successor or surviving entity (or any affiliate thereto) does not allow the Shares to remain outstanding or replace the Shares as provided in Section 3.4(a), the Shares shall be released from the Forfeiture Restriction immediately prior to the occurrence of such Change in Control.

(c) If the successor or surviving entity (or any affiliate thereto) allows the Shares to remain outstanding or replaces the Shares as provided in Section 3.4(a) and Participant experiences a Qualifying Termination, (i) the Shares (if assumed) shall be released from the Forfeiture Restriction immediately prior to the date of such termination and (ii) the forfeiture restrictions on any Substitute Award shall lapse immediately prior to such termination. For the avoidance of doubt, if Participant incurs a Termination of Employment for any reason other than a Qualifying Termination during the 24-month period commencing on the date of a Change in Control, Sections 3.1 through 3.3 shall continue to apply with respect to the Shares without regard to the Change in Control.

3.5 Unreleased Shares. Any of the Shares which, from time to time, have not yet been released from the Forfeiture Restriction are referred to herein as “Unreleased Shares.”

3.6 Restrictions on Transfer.

(a) Subject to Section 3.6(b), no Unreleased Shares or any dividends or other distributions thereon or any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of Participant or Participant’s successors in interest or shall be subject to sale or other disposition by transfer, alienation, anticipation, pledge, hypothecation, encumbrance, assignment or any other means whether such sale or other disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted sale or other disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.

(b) Notwithstanding any other provision of the Terms, if Participant resides in the U.S. and the Administrator consents, the Unreleased Shares may be transferred to one or more “Permitted Transferees” (as defined in the Plan), subject to the following terms and conditions:

(i) the Unreleased Shares shall not be assignable or transferable by the Permitted Transferee other than by will or the laws of descent and distribution;

(ii) the Unreleased Shares shall continue to be subject to all the terms and conditions of the Plan and the Terms, as amended from time to time, as applicable to Participant (other than the ability to further transfer the Unreleased Shares); and

(iii) Participant and the Permitted Transferee execute any and all documents requested by the Company, including, without limitation documents to (A) confirm the status of the transferee as a Permitted Transferee, (B) satisfy any requirements for an exemption for the transfer under applicable federal and state securities laws, and (C) evidence the transfer.

3.7 Restrictions on Distributions, etc. Subject to Section 3.4, in the event of any dividend or other distribution (whether in the form of cash, Stock, other securities or other property, but excluding money paid as a regular cash dividend), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or exchange of Stock or other securities of the Company, issuance of warrants or other rights to purchase Stock or other securities of the Company, or other similar corporate transaction or event that affects the Stock, then any new or additional or different shares or securities or property (including cash) which is paid, issued, exchanged or distributed in respect of Shares then subject to the Forfeiture Restriction shall be subject to the Forfeiture Restriction and the restrictions on transfer set forth in Section 3.6 and shall be considered to be Unreleased Shares, until such restrictions on the underlying Shares lapse or are removed pursuant to the Terms (or, if such Shares are no longer outstanding, until such time as such Shares would have been released from the Forfeiture Restriction pursuant to the Terms). The Administrator may require any new or additional or different shares or securities or property (including cash) considered to be Unreleased Shares pursuant to this Section 3.7 to be deposited with the Secretary of the Company, or such other escrow holder as the Administrator may appoint, as Participant’s attorney-in-fact to sell, assign and transfer unto the Company, such new or additional or different shares or securities or property (including cash) considered to be Unreleased Shares pursuant to this Section 3.7, if any, forfeited pursuant to Section 3.1. Notwithstanding the foregoing, nothing herein shall limit the ability of the Administrator to adjust Unreleased Shares or make other adjustments to the terms and conditions of the Terms in accordance with the provisions of Section 14.2 of the Plan.

IV.	OTHER PROVISIONS

4.1 Administration. The Administrator shall have the power to interpret the Plan and the Terms and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Administrator in good faith shall be binding, conclusive and final upon Participant, the Company and all other interested persons. No member of the Administrator shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, the Terms or the Shares.

4.2 Taxes.

(a) Regardless of any action the Company or any of its Subsidiaries takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related items related to Participant’s participation in the Plan and legally applicable to Participant (“Tax-Related Items”), Participant acknowledges that the ultimate liability for all Tax-Related Items is and remains Participant’s responsibility and may exceed the amount actually withheld by the Company or the Subsidiary. Participant further acknowledges that the Company and/or the Subsidiary (i) make no representations or undertakings regarding the treatment of any Tax-Related Items with respect to the issuance of the Shares or any other taxable event related to the Shares; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the issuance of Shares to reduce or eliminate Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if Participant has become subject to tax in more than one jurisdiction between the date of grant and the date of any relevant taxable or tax withholding event, as applicable, Participant acknowledges that the Company and/or the Subsidiary may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

(b) Prior to any relevant taxable or tax withholding event, as applicable, Participant will pay or make adequate arrangements satisfactory to the Company and/or the Subsidiary to satisfy all Tax-Related Items. In this regard, Participant authorizes the Company and/or the Subsidiary, or their respective agents, at their discretion, to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the following:

(i) withholding from Participant’s wages or other compensation payable to Participant by the Company and/or the Subsidiary; or

(ii) by accepting vested Shares having a then current Fair Market Value not exceeding the amount necessary to satisfy the withholding obligation of the Company and its Subsidiaries based on the minimum applicable statutory withholding rates for all Tax-Related Items.

(c) To avoid negative accounting treatment, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates.

(d) Participant shall pay to the Company or the Subsidiary any amount of Tax-Related Items that the Company or the Subsidiary may be required to withhold or account for as a result of Participant’s participation in the Plan that cannot be satisfied by the means previously described. The Company shall not be obligated to deliver any certificate evidencing the Shares to Participant or his legal representative unless and until Participant or his legal representative shall have paid or otherwise satisfied in full the amount of all Tax-Related Items applicable with respect to the taxable income of Participant resulting from the lapse of any restrictions (including the Forfeiture Restriction) on the Shares, or any other taxable event related to the Shares.

(e) Participant has reviewed with Participant’s own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by the Grant Notice and the Terms. Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. Participant understands that Participant (and not the Company) shall be responsible for Participant’s own tax liability that may arise as a result of this investment or the transactions contemplated by the Terms. Participant understands that Participant will recognize ordinary income for federal income tax purposes under Section 83 of the Code as the restrictions applicable to the Unreleased Shares lapse. In this context, “restriction” includes the Forfeiture Restriction. Participant understands that Participant may elect to be taxed for U.S. federal income tax purposes at the time the Shares are issued rather than as and when the Forfeiture Restriction lapses by filing an election under Section 83(b) of the Code with the Internal Revenue Service no later than 30 days following the date of purchase.

PARTICIPANT ACKNOWLEDGES THAT IT IS PARTICIPANT’S SOLE RESPONSIBILITY AND NOT THE COMPANY’S TO TIMELY FILE THE ELECTION UNDER SECTION 83(b), EVEN IF PARTICIPANT REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON PARTICIPANT’S BEHALF.

4.3 Restrictive Legends and Stop-Transfer Orders.

(a) In order to enforce the Forfeiture Restriction and the other restrictions set forth in the Plan and the Terms, the Administrator may cause one or more legends referencing the Forfeiture Restriction and other restrictions, and any other legend(s) that may be required by applicable federal, state or foreign securities laws, to be placed on the certificate(s) evidencing the Shares.

(b) Participant agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(c) The Company shall not be required: (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of the Terms, or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such shares shall have been so transferred.

4.4 Nature of Grant. In accepting the grant of Shares, Participant acknowledges, understands and agrees that:

(a) the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time;

(b) the grant of Shares is voluntary and occasional and does not create any contractual or other right to receive any future grant of Restricted Stock, or benefits in lieu of Restricted Stock, even if Restricted Stock awards have been granted repeatedly in the past;

(c) subject to the terms of any other plan or program applicable to a Participant or any written agreement between the Company or a Subsidiary and a Participant, all decisions with respect to future grants of Restricted Stock, if any, will be at the sole discretion of the Administrator;

(d) nothing in the Plan or the Terms shall confer upon Participant any right to continue in the employ or service of the Company or any Subsidiary or shall interfere with or restrict in any way the rights of the Company and its Subsidiaries, which rights are hereby expressly reserved, to discharge or terminate Participant’s employment or services at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between the Company or a Subsidiary and Participant;

(e) Participant is voluntarily participating in the Plan;

(f) the Shares are not intended to replace any pension rights;

(g) the future value of the Shares is unknown and cannot be predicted;

(h) no claim or entitlement to compensation or damages shall arise from forfeiture of the Unreleased Shares resulting from Participant’s Termination of Employment by the Company or any Subsidiary (for any reason whatsoever and whether or not in breach of local labor laws), and as a condition to receiving the grant of Shares, Participant irrevocably agrees (i) never to institute any claim against the Company or any Subsidiary in the event of any such forfeiture, (ii) to waive his or her ability, if any, to bring any such claim, and (iii) to release the Company and its Subsidiaries from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, Participant shall be deemed irrevocably to have agreed not to pursue such claim and agree to execute any and all documents necessary to request dismissal or withdrawal of such claims; and

(i) except as provided otherwise in Section 3.3 or 3.4, in the event of Participant’s Termination of Employment (whether or not in breach of local labor laws), Participant’s right to vest in the Shares, if any, will terminate effective as of the date that Participant is no longer actively employed and will not be extended by any notice period mandated under local law (e.g., active employment would not include a period of “garden leave” or similar period pursuant to local law); the Administrator shall have the exclusive discretion to determine when Participant is no longer actively employed for purposes of Participants grant of Shares.

4.5 Notices. All notices or other communications required or permitted hereunder shall be in writing, and shall be deemed duly given only when delivered in person or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service, addressed as follows:

If to the Company:	Allergan, Inc. Attention: General Counsel 2525 Dupont Drive Irvine, California 92612

If to Participant:	To Participant’s most recent address then on file in the Company’s personnel records.

By a notice given pursuant to this Section 4.5, either party may thereafter designate a different address for notices to be given to that party.

4.6 Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Terms.

4.7 Governing Law; Venue. The Terms shall be administered, interpreted and enforced under the laws of the State of Delaware, without regard to conflicts of law principles thereof.

For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by this grant or the Terms, the parties hereby submit to and consent to the exclusive jurisdiction of the State of California and agree that such litigation shall be conducted only in the courts of Orange County, California, or the federal courts for the Central District of California, and no other courts, where this grant is made and/or to be performed.

4.8 Severability. Should any provision of the Terms be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

4.9 Conformity to Securities Laws. Participant acknowledges that the Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, and state and foreign securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Shares are to be issued, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and the Terms shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

4.10 Amendments. Except as explicitly prohibited by the Plan, the Terms may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator; provided, that, except as may otherwise be provided by the Plan, no termination, amendment, or modification of the Terms shall adversely affect the Shares in any material way without Participant’s prior written consent. The Terms may not be modified, suspended or terminated except by an instrument in writing signed by a duly authorized representative of the Company and, if Participant’s consent is required, by Participant.

4.11 Successors and Assigns. The Company may assign any of its rights under the Terms to single or multiple assignees, and the Terms shall inure to the benefit of the successors and assigns of the

Company. Subject to the restrictions on transfer set forth in Section 3.6, the Terms shall be binding upon Participant and Participant’s heirs, executors, administrators, successors and assigns.

4.12 Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or the Terms, if Participant is subject to Section 16 of the Exchange Act, the Plan, the Shares and the Terms shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Terms shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

4.13 No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s participation in the Plan, or Participant’s acquisition or sale of the Shares. Participant is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.

4.14 Electronic Delivery. The Company may, in its sole discretion, deliver any documents related to current or future participation in the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

4.15 Imposition of Other Requirements. The Company reserves the right to impose other requirements on Participant’s participation in the Plan and on the issuance of Shares under the Plan, to the extent the Company determines it is necessary or advisable in order to comply with local law or facilitate the administration of the Plan, and to require Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

4.16 Entire Agreement. The Plan and the Terms constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof.

EXHIBIT B TO THE RESTRICTED STOCK AWARD GRANT NOTICE

ALLERGAN, INC. 2011 INCENTIVE AWARD PLAN

EXHIBIT C TO THE RESTRICTED STOCK AWARD GRANT NOTICE

ALLERGAN, INC. 2011 INCENTIVE AWARD PLAN PROSPECTUS